Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 16, 2008 with respect to the audited financial statements of Enviro Fuel Manufacturing, Inc. for the year ended Decembe r 31, 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

February 5, 2009